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                                                                     EXHIBIT 5.1

                                                                   June 30, 1997

Nu-Tech Bio-Med, Inc.
55 Access Road
Warwick, Rhode Island 02886

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-captioned Registration Statement Form S-3 to be filed by Nu-Tech Bio-Med, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules") by certain securities holders of 10,546,118 shares of common stock, $.01 par value of the Company, (the "Common Stock"), consisting of 2,850,660 shares of Common Stock issued through June 26, 1997 (the "Converted Shares") upon conversion of 4,044 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") and 7,695,458 shares of Common Stock (subject to adjustment) (the "Convertible Shares") issuable upon conversion of 9,956 issued, outstanding and as yet unconverted shares of Preferred Stock.

     We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

     Based upon such examination, it is our opinion that the Converted Shares, when issued, delivered and paid for, will be validly issued, fully paid and non-assessable. Furthermore, based upon our opinion, the Convertible Shares issuable upon the conversion of the issued outstanding and yet unconverted shares of Preferred Stock, when issued, delivered and paid for in accordance with the provisions of the Preferred Stock, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.

                                          Very truly yours,

                                          CAMHY KARLINSKY & STEIN LLP